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                         CONSENT OF BDO SEIDMAN, LLP


Gilman & Ciocia, Inc.
Great Neck, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 30, 1996, relating to the consolidated financial statements of Gilman & Ciocia, Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP


New York, New York
February 3, 1997